                          ARTICLES OF INCORPORATION
                           OF TERRACE PRODUCE, INC.

     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

                                   ARTICLE I
                                   ---------

     The name of the corporation is Terrace Produce, Inc. (the "Corporation").

                                  ARTICLE II
                                  ----------

     The street address and mailing address of the initial principal office of the Corporation is:

          2699 Stirling Road
          Suite C-405
          Fort Lauderdale, FL 33312

                                  ARTICLE III
                                  -----------

     The number of shares that the Corporation is authorized to issue is 1,000, all of which have no par value and are all common shares of the same series.

                                  ARTICLE IV
                                  ----------

     The name of the inital registered agent and the street address of the initial registered office of the Corporation is as follows:

          Agent: Jonathan Lasko

          Office: c/o Terrace Holdings, Inc.
                  2699 Stirling Road
                  Ft. Lauderdale, Florida 33312

     The written acceptance of said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature and is made a part of these Articles of Incorporation.

                                   ARTICLE V
                                   ---------

     The name and address of the incorporator is:

          Name:      Scott P. Slykas

          Address:   Fishman & Merrick, P.C.
                     30 North LaSalle Street, Suite 3500
                     Chicago, IL 60602

                                  ARTICLE VI
                                  ----------

     The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.

                                  ARTICLE VII
                                  -----------

     The Corporation's existence shall begin on the date that these Articles of Incorporation are filed with the Florida Department of State, Division of Corporations.

The undersigned incorporator has executed these Articles of Incorporation this 2nd day of June, 1997.

                                                  /s/ Scott P. Slykas
                                                -----------------------------
                                                Scott P. Slykas, Incorporator

                         CERTIFICATE OF DESIGNATION OF
                      REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

1.   The name of the corporation is:  Terrace Produce, Inc.

2.   The name and address of the registered agent and office is:

                          Jonathan Lasko
                          c/o Terrace Holdings, Inc.
                          2699 Stirling Road
                          Suite C405
                          Fort Lauderdale, FL 33312

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

By:  /s/ Jonathan Lasko
   -------------------------
           Jonathan Lasko

Dated this 2nd day of June, 1997.

DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL 32314

           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                             TERRACE PRODUCE, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:    ARTICLE I of the Articles of Incorporation of Terrace Produce, Inc. is
          ---------
          hereby amended to read as follows:

          "The name of the corporation is A-One-A Produce & Provisions, Inc. (the "Corporation")."

SECOND:   The date of adoption of this amendment is July 14, 1997.

THIRD: The amendment was approved by the board of directors without shareholder action as shareholder action was not required.



Signed this 14th day of July, 1997.         By:    /s/ Jonathan S. Lasko
                                               ----------------------------
                                               Jonathan S. Lasko, President